UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2024

ORCHESTRA BIOMED HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39421 (Commission File Number)	92-2038755 (IRS Employer Identification No.)

150 Union Square Drive
New Hope, Pennsylvania 18938
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (215) 862-5797

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	OBIO	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 29, 2024, the Board of Directors (the “Board”) of Orchestra BioMed Holdings, Inc. (the “Company”) appointed John Mack to serve as a Class I director, effective immediately, with a term expiring at the Company’s 2027 annual meeting of stockholders. Mr. Mack was also appointed to serve as a member of the Company’s Audit Committee on July 29, 2024. In connection with Mr. Mack’s appointment, the Board increased the size of the Board from seven to eight directors.

Mr. Mack, 60, most recently served as the President of Cardiac Surgery for Medtronic, Inc. from November 2020 until his retirement in January 2023. Prior to that, he served in various leadership positions at Medtronic, Inc., including Vice President and General Manager of Cardiac Surgery from April 2018 to November 2020, Vice President of Business Development, Strategy and Portfolio Management from April 2011 to September 2014 and Senior Director of Business Development, Strategy, and Portfolio Management from January 2006 to April 2011. During his time with Medtronic, Inc., Mr. Mack also served as Co-Chair of the Joint Steering Committee, leading large-scale strategic planning and execution efforts. Currently, Mr. Mack serves as a member of the Board of Directors of the Minneapolis Heart Foundation Institute, a position he has held since April 2024. He has also previously served as a Board Member of MC3 Cardiopulmonary from June 2018 to January 2023 and Camp ODAYIN from January 2018 to December 2023 and as the Board Chair of Twin Cities American Heart Association from January 2016 to June 2021. Mr. Mack earned a B.S. in business from the University of Minnesota.

The selection of Mr. Mack to serve as a director of the Company was not pursuant to any arrangement or understanding with any other person. There are no family relationships between Mr. Mack and any director or executive officer of the Company, and there are no transactions between Mr. Mack and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

For his service as a director, Mr. Mack will be entitled to receive the compensation for non-employee directors described under the heading “Director Compensation Policy” in Item 11 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 27, 2024. Mr. Mack has also entered into our standard form indemnification agreement, the form of which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on January 31, 2023.

Item 7.01.	Regulation FD Disclosure.

On July 30, 2024, the Company issued a press release announcing the appointment of Mr. Mack. A copy of the press release is attached to this Current Report on Form 8-K (“Current Report”) as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 7.01 disclosure.

The information in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated July 30, 2024.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORCHESTRA BIOMED HOLDINGS, INC.

	By:	/s/ Andrew Taylor
	Name:	Andrew Taylor
	Title:	Chief Financial Officer

Date: July 30, 2024

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